EXHIBIT 4.6

                             BIOMUNE SYSTEMS, INC.
Number _____                                                         ____ Shares
                                                                     Series C 8%
                                                          Cumulative Convertible
                                                      Non-Voting Preferred Stock

                               Incorporated Under
                                 The Laws of The
                                 State of Nevada

THIS CERTIFIES THAT _____________ is the recordholder of ___________________ fully paid and non-assessable shares of Series C 8% Cumulative Convertible Non-Voting Preferred Stock, $0.0001 par value per share, of Biomune Systems, Inc. (herein called the "Corporation"), transferable only on the share register of the Corporation by the holder hereof in person, or by duly authorized attorney, upon the surrender of this certificate properly endorsed or assigned for transfer.

A full statement of all of the voting powers, designations, preferences, limitations, restrictions and relative rights granted to or imposed upon the respective classes and/or series of shares of stock of the Corporation and the qualifications, limitations and restrictions of such rights may be obtained by any shareholder upon request at the principal office of the Corporation, and the Corporation will furnish such shareholder, without charge, a copy of such statement.

WITNESS the signatures of its duly authorized officers.

DATED:  _____________________, 1996


------------------------------               -----------------------------------
E. Wayne Nelson, Secretary                   David G. Derrick,
                                             Chief Executive Officer


     FOR VALUE RECEIVED, ______________________________________________________
HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO THE SHARES REPRESENTED BY THE WITHIN CERTIFICATE AND DOES HEREBY IRREVOCABLY CONSTITUTE AND APPOINT ATTORNEY TO TRANSFER SAID SHARES ON THE SHARE REGISTER OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED:  _______________________, 19__

IN PRESENCE

OF    _______________________________            _______________________________
      (WITNESS)                                  (SHAREHOLDER)

                                                 _______________________________
                                                 (SHAREHOLDER)

NOTICE: THE SIGNATURES ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAMES AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE CORPORATION RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

THE SHARES MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (i) AS PART OF THEIR DISTRIBUTION AT ANY TIME OR (ii) OTHERWISE UNTIL FORTY (40) DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING AND THE CLOSING DATE, EXCEPT IN EITHER CASE IN ACCORDANCE WITH REGULATION S (OR RULE 144A, IF AVAILABLE) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO REGISTRATION OF THE SHARES OR AN EXEMPTION FROM REGISTRATION. THE TERMS USED IN THIS LEGEND HAVE THE MEANING GIVEN TO THEM BY REGULATION S. THE SALE OR OTHER DISPOSITION OF THE SHARES IS RESTRICTED AND IN ANY EVENT IS PROHIBITED UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH SALE OR OTHER DISPOSITION CAN BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN INVESTOR QUESTIONNAIRE AND SUBSCRIPTION AGREEMENT BETWEEN THE COMPANY AND THE HOLDER HEREOF, WHICH INVESTOR QUESTIONNAIRE AND SUBSCRIPTION AGREEMENT CONTAINS RESTRICTIONS REGARDING THE SALE, SHORT SALE, LOAN, GRANT OF ANY OPTION FOR THE PURCHASE OF OR OTHER TRANSFER OR DISPOSITION OF ANY OF THE SHARES REPRESENTED HEREBY OTHER THAN THROUGH AN EFFECTIVE REGISTRATION STATEMENT AND
ALSO IMPOSES CERTAIN OTHER RESTRICTIONS ON THE SALE, TRANSFER OR OTHER DISPOSITION OF THE SHARES REPRESENTED HEREBY.